EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 2, 2018 on the 2017 and 2016 consolidated financial statements included in the Annual Report of Bright Mountain Media, Inc. on Form 10-K for each of the years in the two-year period ended December 31, 2017.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Bright Mountain Media, Inc. on Form S-8 (File No. 333-204882).

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Boynton Beach, FL

April 2, 2018